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                                                                EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Engineered Support Systems, Inc., which is incorporated by reference in Engineered Support Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2001. We also consent to the incorporation by reference of our report dated December 7, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



St. Louis, MO
November 12, 2002